UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2010

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 330
Minnetonka, MN 55305
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:   (612) 238-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition

Based on our preliminary estimates, Two Harbors Investment Corp. (“Two Harbors”) expects book value at March 31, 2010 to be in the range of $9.35 to $9.40 per share, as compared to book value of $9.08 per share at December 31, 2009.  The increase in book value from December 31, 2009 is principally attributable to realized and unrealized valuation gains on our RMBS portfolio.

Our unrealized gains and losses on our RMBS and derivative portfolios can fluctuate from period to period depending on a variety of factors, some of which are beyond our control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in default rates and prepayment speeds, and other changes in market conditions and economic trends. Therefore, you should not assume that our performance (as measured by the change in our book value per share) for the three month period ended March 31, 2010 is indicative of what our performance is likely to be for the three month period ending June 30, 2010 or other future periods.

The expected book value reported above reflects the accrual of approximately $4.8 million, or $0.36 per share, for payment of a dividend on common, payable on April 23, 2010, to stockholders of record as of March 31, 2010.

This preliminary estimate of our expected book value per share as of March 31, 2010, is subject to revision as we prepare our interim financial statements (including all disclosures required by U.S. GAAP) as of and for the quarter ended March 31, 2010. Factors that could cause this preliminary estimate to differ include, but are not limited to (i) additional adjustments in our calculation of our financial results or our book value as of the quarter end date, or the application of accounting principles, (ii) our discovery of new information that alters our expectations about our first quarter results, or impacts valuation methodologies underlying these results, (iii) errors in our assessment of our portfolio value, and (iv) accounting changes, as required by U.S. GAAP.  This preliminary estimate has not been reviewed by our independent registered public accounting firm and is therefore subject to modification in the course of their review of our full financial results for the first quarter.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this report shall not be incorporated by reference into any filing of the registrant with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the registrant specifically states that the information or exhibit in this particular report is incorporated by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ TIMOTHY O’BRIEN
Timothy O’Brien
General Counsel

Date: April 12, 2010